                                                                    EXHIBIT 10AA

                                     LEASE
                                     -----


     THIS INSTRUMENT IS A LEASE, dated as of May 30, 1996 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as 1700 West Park Drive (the "Building") in the Westborough Office Park (the "Park") located in Westborough, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                   ARTICLE I
                                   ---------

                            BASIC LEASE PROVISIONS
                            ----------------------

1.1 INTRODUCTION. The following terms and provisions set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2  BASIC DATA.

Landlord:  Teachers Realty Corporation

Landlord's Original Address:
 c/o Leggat McCall Properties Management, L.P.
 Ten Post Office Square
 Boston, MA 02110
 Attention: Property Manager 1700 West Park Drive, Westborough

Tenant:   Computer Network Technology Corporation, a Minnesota corporation

Tenant's Original Address:  6500 Wedgwood Road, Maple Grove, MN 55311

Guarantor:    N/A

Basic Rent:   For the period beginning on the Commencement Date through the day immediately preceding the Expansion Commencement Date, Basic Rent payable under this Lease shall be based upon a Premises Rentable Area of 17,379 rentable square feet and shall be in the following amounts:

                                Basic Rent
Lease Year                      Annual Amount          Monthly Payment
- ----------                      -------------          ---------------
1                               $321,511.50            $26,792.63

2                               $321,511.50            $26,792.63

3                               $325,856.25            $27,154.69


4                               $329,332.05            $27,444.34

5                               $329,332.05            $27,444.34

Effective as of the Expansion Commencement Date, Basic Rent shall be based on the aggregate of 19,626 square feet of Premises Rentable Area and shall be increased and adjusted as follows (pro rated for any partial calendar month in which the Expansion Commencement Date shall fall):

Lease Year                      Basic Rent             Monthly Payment

1                               $363,081.00            $30,256.75

2                               $363,081.00            $30,256.75

3                               $367,987.50            $30,665.63

4                               $371,912.70            $30,992.73

5                               $371,912.70            $30,992.73

Premises Rentable Area: Initially, the Premises Rentable Area shall be 17,379 rentable square feet. Effective as of the Expansion Commencement Date, the Premises Rentable Area shall include the Expansion Space and shall be 19,626 rentable square feet.

Permitted Uses: General office, exclusive however of an office use that would cause the Premises to be deemed "a place of public accommodation" as defined in the American with Disabilities Act of 1990, as amended.

Escalation Factor:   Initially, the Escalation Factor shall be 16.11%, as
computed in accordance with the Escalation Factor Computation based on 17,379 rentable square feet and, thereafter, effective as of the Expansion Commencement Date, the Escalation Factor shall be 18.19% as computed in accordance with the Escalation Factor Computation based on 19,626 rentable square feet.

Expansion Space:  The space marked as such on Exhibit A.

Expansion Commencement Date:  As defined in Section 14.28 hereof.

Initial Term:   Five (5) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the fifth (5th) anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary date shall fall.

Security Deposit:   $30,665.63

Base Operating Expenses: The Operating Expenses for the calendar year ending December 31, 1996.

Base Utility Expenses: The Utility Expenses for the calendar year ending December 31, 1996.

Base Taxes: Taxes assessed to the Property for the Tax Year ending June 30, 1997, as they may be reduced by the amount of any abatement.


1.3  ADDITIONAL DEFINITIONS.

Manager: Leggat McCall Properties Management, L.P.

Building Rentable Area:  116,000 rentable square feet.

Business Days: All days except Saturday, Sunday, New Year's Day, Martin Luther King Day, Presidents Day, Patriot's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

Commencement Date: As defined in Section 4.1.

Default of Tenant: As defined in Section 13.1.

Escalation Charges: The amounts prescribed in Article VIII and Article IX plus the Tenant's Electrical Charge.

Escalation Factor Computation: Premises Rentable Area divided by 93% of the Building Rentable Area.

Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

Initial Public Liability Insurance: $1,000,000 per person; $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

Land Parcel: The parcel of Land upon which the Building is located and shown as Lot 5.1 on a certain plan entitled "Compiled Plan of Land in Westborough, Mass. (Worcester County) Scale 1" = 80', March 19, 1987 by Robinson & Fox, a Division of Boston Survey Consultants, Inc., 33 Waldo Street, Worcester,

Massachusetts. Owner: Teachers Insurance and Annuity Association of America prepared by BSC Group -- Worcester, Inc. 33 Waldo Street, Worcester, MA."

          Lease Year or lease year:   Each consecutive 12 calendar month period
immediately following the Commencement Date, but if the Commencement Date shall fall on other than the first day of a calendar month, then such term shall mean each consecutive twelve calendar month period commencing with the first day of the first full calendar month of the Initial Term. The first lease year shall include any partial month between the Commencement Date and the first day of the first full calendar month immediately following the Commencement Date.

Operating Expenses: As set forth in Article IX.

Operating Year: As defined in Section 9.1.

Park: The entire development known as Westborough Office Park in which the Building is located and situated on approximately 137.9 acres of Land located at West Park Drive, Westborough, MA.

Premises: A portion of the Building as shown on Exhibit A annexed hereto.

Property: The Building and the Land Parcel.

Tax Year: As defined in Section 8.1.

Taxes: As determined in accordance with Section 8.1.

Tenants Removable Property: As defined in Section 5.2.

Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

Utility Expenses: As defined in Section 9.1.

Exhibits: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

Exhibit A - Plan Showing Premises
Exhibit B - Tenant's Plans and Specifications
Exhibit C - Intentionally Omitted
Exhibit D - Building Services
Exhibit E - Operating Expenses
Exhibit F - Pan Showing First Office Space

                                  ARTICLE II
                                  ----------

                       PREMISES AND APPURTENANT RIGHTS.
                       --------------------------------

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, the common entrances, exits, roads and walkways of the Park and the parking areas and walkways on the Land Parcel, public or common lobbies, hallways, stairways and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

(b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof and any space or areas in the Premises used for shafts, pipes, stacks, conduits, fan rooms ducts, electricity or other utilities, mechanical rooms or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof Tenant agrees that Landlord shall have the right to place in the Premises subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

In the event that the useable square footage of the Building is actually reduced as a result of Landlords exercise of its rights pursuant to this Section 2.2(b) then, the rentable square footage of the Premises Rentable Area shall be adjusted accordingly.

(c) Tenant shall at all times be entitled to the non-exclusive use of up to 4 parking spaces (undesignated and unreserved) per 1,000 rentable square feet of Premises Rentable Area. In addition, so long as Landlord owns the Building known as 1800 West Park Drive, Tenant shall have access to the locker room facilities located at 1800 West Park Drive (for the use of Tenant's employees only.)

                                  ARTICLE III
                                  -----------

                                   BASIC RENT
                                   ----------


3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at such place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Manager and addressed to the Manager, P.O. Box 3186, Boston, MA 02103-3186, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. In the event that any installment of Basic Rent or Escalation Charges is not paid within five (5) days after the due date thereof on more than two occasions during any twelve calendar month period then, beginning with the third such event in said twelve calendar month period and thereafter on each such subsequent event during said 12 month period, Tenant shall pay, in addition to any Escalation Charges or other additional charges due under this Lease, an administrative fee equal to 3% of the overdue payment.

(b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent or the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

(c) Landlord acknowledges receipt from Tenant of the first month's Basic Rent to be held as advance rental and security to be forfeited, without limitation of other remedies, for any default or Event of Default hereunder by Tenant occurring prior to the commencement of the term hereof. If no such default occurs, then such payment shall be applied by Landlord against the rental first falling due hereafter.


                                  ARTICLE IV
                                  ----------

                          COMMENCEMENT AND CONDITION
                          --------------------------


4.1 COMMENCEMENT DATE. The Commencement Date shall be the last to occur of (i) August 1, 1996 (the "Construction Completion Date"), or (ii) the day following the date on which the Premises are "ready for occupancy" as provided in Section 4.2. Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date, such date shall for all purposes of this Lease be the Commencement Date. The Tenant shall, upon demand of the Landlord, execute a certificate confirming the Commencement Date as it is determined in accordance with the provisions of this Section 4.1. To the extent required by applicable law, Landlord shall obtain the Building Permits and other permits necessary to perform and complete Landlords Work and a Certificate of Occupancy relating to Landlords Work.

4.2 PREPARATION OF THE PREMISES. (a) Landlord shall promptly commence and thereafter exercise all reasonable efforts to complete the work ("Landlord's Work") necessary to prepare the Premises for Tenant's occupancy pursuant to the Plans and Specifications attached hereto as Exhibit B, and in accordance with Landlord's building standard materials, work and improvements, but Tenant shall have no claim against Landlord for failure to complete such Landlord's Work except for the right to terminate this Lease in accordance with Section 4.2(c). Tenant hereby approves all matters set forth in Exhibit B. Landlord shall perform Landlords Work in accordance with applicable provisions of the Americans with Disabilities Act of 1990, and any regulations promulgated thereunder in effect as of the Commencement Date.

To the extent that Tenant shall require (and Landlord shall approve) any changes to Exhibit B and such changes result in an increase in the total cost of all work, materials, improvements, permits, approvals and architectural and engineering fees necessary to complete Landlord's Work, Landlord shall advise Tenant of such costs in writing and Tenant shall pay the actual cost of such increased requirements to Landlord as an additional charge hereunder as follows:
50% of such costs shall be paid on the execution hereof and 50% shall be paid on the Commencement Date (or, in either case, at such later time as Landlord advises Tenant of the amount of such excess). Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work. It is agreed and understood that Landlord's Work shall include work in the Expansion Space (except for purposes of Sections 4.2(b) and (c) hereof).

(b) The Premises shall be deemed "ready for occupancy" on the fourth Business Day (the "Substantial Completion Date") after Landlord's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e., so called "punch list" items), and Tenant shall afford Landlord access to the Premises for such purposes. It is agreed and understood that Landlord's failure to substantially complete Landlord's Work in the space marked on Exhibit A as the "Expansion Space" shall not preclude the Premises from being deemed "ready for occupancy" for purposes of establishing the Commencement Date.

(c) If the Substantial Completion Date has not occurred by the Construction Completion Date (as it may be extended pursuant to Section 4.4), Tenant shall have the right to terminate this Lease by giving notice to Landlord, not later than thirty (30) days after the Construction Completion Date (as so extended), of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party ninety (90) days after the giving of such notice, unless, within such ninety (90)-day period, Landlord substantially completes Landlord's Work to the extent required by Section 4.2(b) above, which substantial completion shall void Tenant's election to terminate; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such Work within such time.

4.3 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Unless Tenant shall have given Landlord written notice by the end of the first three (3) full calendar months after the Commencement Date of specific respects in which landlord has not performed Landlord's Work in compliance with the matters set forth in Exhibit B, Tenant shall have no claim that Landlord has failed to perform any of Landlord's Work. Except for Landlord's Work, the Premises are being leased in their condition, "as is" without warranty or representation by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Landlord's Work, has found the same to be satisfactory.

4.4 TENANT'S DELAYS. (a) If a delay shall occur in the Substantial Completion Date as the result of:

     (i) any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason; or

     (ii) any change by Tenant in Exhibit B or final plans and specifications detailing Landlord's Work (as approved by Landlord and Tenant); or

     (iii) any other act or omission of Tenant or its officers, partners, agents, servants or contractors; or

     (iv) any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii) or (iii) of this paragraph and the fitting of such Work back into the schedule;

then, in any such event, Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day the Substantial Completion Date is delayed by reason of the delays referred to in clauses (i),
(ii), (iii) and (iv) above, an amount equal to one day of Basic Rent (pro-rated on a daily basis) for each such day of delay.

(b)  Intentionally Omitted.

(c) The delays referred to in paragraph (a) hereof are hereafter referred to collectively and individually as "Tenant's Delay".

(d) If, as a result of Tenant's Delay, the Substantial Completion Date is delayed in the aggregate for more than ninety (90) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

(e) The Construction Completion Date shall automatically be extended for the period of any delays caused by Tenant's Delay or Force Majeure.

                                   ARTICLE V
                                   ---------

                                USE OF PREMISES
                                ---------------

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses specifically excluding, without limitation, use for utility company or employment agency offices or any other use that would cause the Premises to be deemed a "place of public accommodation" under the Americans With Disabilities Act of 1990.

(b) Tenant agrees to conform to the following provisions during the Term of this
Lease:

     (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

     (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs (i) conform to building standards adopted by Landlord and Tenant has submitted a sketch of the sign to be placed on such entry doors and (ii) conform to regulations, ordinances or by-laws promulgated or adopted by any state, local or other governmental authority. Landlord shall cause

Tenants corporate name (as well as other tenants' names) to be listed on the monument sign at the entry to the Park.

     (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or tenants or other persons in the Building or Park;

     (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans With Disabilities Act of 1990, as amended and any regulations promulgated thereunder; and

     (v) Tenant shall continuously throughout the Term of this Lease occupy the Premises for the Permitted Uses and for no other purposes.

5.2 INSTALLATION AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed as to non-mechanical, non-structural and non-electrical changes or alterations to the Premises. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed and completed in the manner required in Section 5.2(d) hereof; (iv) be made at Tenant's sole expense and at such times as Landlord may from time to time reasonably designate; and (v) become a part of the Premises and the property of Landlord.

(b) All articles of personal property and all machinery, equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

(c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

(d) All of the Tenant's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and shall be performed by contractors or workmen first approved by Landlord which approval will not be unreasonably withheld or delayed. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building. Except for work by Landlord's general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Two Million and No/100ths ($2,000,000.00) Dollars (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as an additional charge hereunder, one hundred percent (100%) of any increase in real estate taxes on the Property not otherwise billed to Tenant which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant (including Tenant's subsequent alterations, additions, substitutions and improvements) done after the commencement of the Term of this Lease.

                                  ARTICLE VI
                                  ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. The provisions of this Section 6.1(a) are subject to all other provisions of this Article VI including, without limitation, the provisions of
Section 6.1(d).

(b) The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

(c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect Permitted Uses.

(d) In connection with any request by Tenant for consent to assignment or subletting, Tenant shall first submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the "option" or "Take Back Option") to be exercised in writing within fifteen (15) days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion, of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than sixty (60) nor more than ninety (90) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Basic Rent, Tenant's Electrical Charge and Escalation Charges shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises. As additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

If Landlord shall not exercise its option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant's notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Article VI of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in Article VI of the Lease as amended hereby except that no such assignee or sublessee shall have any right to further assign or sublet the Premises. In any case where Landlord consents to an assignment of this Lease, Landlord shall be entitled to receive 50% of all amounts received by Tenant in connection with such assignment. Further, in any case where Landlord consents to a subletting, Landlord shall be entitled to receive 50% of all Subleasing Overages (as said term is hereinafter defined). As used herein, the term "Subleasing Overages" shall mean, for each period in question, all amounts received by Tenant in excess of Basic Rent and Escalation Charges and other items of additional rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith).

Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of Article VI and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under terms of this Article VI. In no event shall the Tenant hereunder be released from its liability under this Lease.

Landlord shall not be deemed unreasonable in refusing to approve a sublease wherein the rent is, in the reasonable judgment of Landlord, at rates which are below market for the Premises or Building or where such proposed subtenant is a tenant of any building in the Park.

                                  ARTICLE VII
                                  -----------

            RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;
            ------------------------------------------------------

                     SERVICES TO BE FURNISHED BY LANDLORD
                     ------------------------------------


7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including plumbing, mechanical and electrical systems installed by Landlord but excluding any systems installed specifically for Tenant's benefit), all insofar as they affect the Premises, all insofar as they affect the Premises, except that Landlord shall in no event by responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. The fact that Landlord is responsible for the foregoing described repairs shall not be construed to prohibit the costs thereof from being included in Operating Expenses. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section
7.1 provided, unless expressly provided otherwise in this Lease.

(b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

(c) Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons and Landlord further reserves the right to require Tenant to enter into reasonable agreements with such persons in form and content approved by Landlord for the furnishing of such services.

7.2 TENANT'S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and Tenant shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable Board of Fire Underwriters, and shall, unless otherwise expressly set forth in this Lease, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Property or the Park caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom).

Without limitation of the foregoing, Tenant shall not do or perform, and shall not permit its agents, servants, employees, contractors or invitees to do or perform any act or thing in or upon the Property which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any statute, law, rule, by-law or ordinance of any governmental entity having jurisdiction over the Property (the "Requirements"). Tenant shall, at Tenant's sole cost and expenses, take all action, including the making of any improvements or alterations necessary to comply with all Requirements (including, but not limited to the Americans With Disabilities Act of 1990 (the "ADA"), as modified and supplemented from time to time) which shall, with respect to the Premises or with respect to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with the Premises, Tenant's occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant except for Landlords Work pursuant to Article IV), (ii) Tenant's particular use, manner of use or occupancy of the Premises (as opposed to mere use as executive, general and administrative offices), (iii) any breach of any of Tenant's covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or Tenant's agents, servants, employees, contractors or invitees, or (v) Tenant's use or manner of use or occupancy of the Premises as a "place of public accommodation" within the meaning of the ADA. Notwithstanding anything curtained herein to the contrary, Landlord shall perform Landlords Work in compliance with the ADA and all regulations promulgated thereunder which are in effect as of the Commencement Date.

(b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 BUILDING SERVICES. Subject to the terms and provisions of Exhibit D Landlord shall provide the Building Services described in Exhibit D.

                                 ARTICLE VIII
                                 ------------

                               REAL ESTATE TAXES
                               -----------------

8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean real estate taxes and special or general betterment assessments assessed with respect to the Property for any Tax Year.

          (b) In the event that, for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

          (c) Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

          8.2 ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year which is not due to vacancies in the Building, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of real estate tax increases for such Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any Year are less than Base Taxes or Base Taxes are abated.

          8.3 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that

Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

(b) If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

                                  ARTICLE IX
                                  ----------

                              OPERATING EXPENSES
                              ------------------


9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

               (i) Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

               (ii) Operating Expenses: The aggregate costs or expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property (including a proportionate share of any common area expenses imposed on Landlord or the Property arising from the fact that the Property is a portion of the Park but specifically excluding Utility Expenses) including, without limitation those matters set forth in Exhibit E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

               (iii) Utility Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants), oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by tenants, provided that, if during any portion of the Operating Year for which Utility Expenses are being computed, less than all Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual utility expenses incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Year and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Year.

9.2 TENANT'S PAYMENTS. (a) In the event that for any Operating Year Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(b) In the event that for any Operating Year Utility Expenses shall exceed Base Utility Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Utility Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(c) Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses and Utility Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses and Utility Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses and Utility Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses and Utility Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

(d) Provided that Tenant shall have first paid all amounts due and payable by Tenant pursuant to this Article IX and upon the written request of Tenant (but not more than once with respect to any Operating Year), Tenant shall be permitted to inspect Landlord's books and records pertaining to Operating Expenses applicable to the Property for such Operating Year. Such inspection shall take place at a mutually agreeable time at the location where such books and records are kept by the Landlord (or the Manager) in the ordinary course. Tenant shall keep the results of any such inspection strictly confidential and shall not disclose the results of such inspection nor the content of such books and records with any third party.

Failure of Tenant to provide Landlord with a written request to review such books and records within 60 days after receipt of a final statement pursuant to this Article IX with respect to each respective Operating Year shall be deemed a waiver of Tenant's rights hereunder with respect to such Operating Year.

(e) Notwithstanding that the Escalation Factor Computation is based upon 93% of the Building Rentable Area, Landlord shall not collect more than 100% of increases in Escalation Charges with respect to any Operating Year. Nothing contained herein shall preclude Landlord from performing the Extrapolations set forth in Section 9.1(i) and (ii) hereof.


                                   ARTICLE X
                                   ---------

                   INDEMNITY AND PUBLIC LIABILITY INSURANCE
                   ----------------------------------------


10.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following: (i) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises;
(ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property or in the Park, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees, invitees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease. Nothing contained in this Section 10.1 shall require that Tenant indemnify Landlord from Landlords own negligence or the negligence of Landlords agents, servants or employees.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Landlord, Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to defend, indemnify and hold Landlord, Manager, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Manager and Landlord's said designees without thirty (30) days' prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property and the Park as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in Section 14.20. Nothing contained in this
Section 10.3 shall be deemed or construed to exculpate Landlord from liability for personal injuries resulting from (i) the gross negligence or willful misconduct of Landlord or (ii) the gross negligence or willful misconduct of Landlord's agents, servants or employees. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building. The provisions of this Section 10.3 shall survive any expiration or earlier termination of the Term of this Lease.

10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property, the Park or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

10.5 LANDLORD'S INSURANCE. Landlord shall maintain and keep in effect throughout the term of this Lease (a) insurance against loss or damage to the Building by fire or other casualty as may be included within either fire and extended coverage insurance or "all-risk" insurance in an amount equal to the full replacement cost of the Building (exclusive of foundations) and (b) comprehensive general liability insurance in amounts reasonably determined by

Landlord. Such coverage may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such reasonable deductibles as Landlord may elect.


                                  ARTICLE XI
                                  ----------

                         LANDLORD'S ACCESS TO PREMISES
                         -----------------------------


11.1 LANDLORD'S RIGHTS. Landlord shall have the right to enter the Premises at all reasonable hours upon advance oral or written notice (except in the case of emergency when no notice shall be necessary) for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property or the Park.


                                  ARTICLE XII
                                  -----------

                          FIRE, EMINENT DOMAIN, ETC.
                          --------------------------


12.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 RESTORATION; TENANT'S RIGHT OF TERMINATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the net amount of insurance proceeds actually made available to Landlord therefor. If, for any reason, such restoration shall not be substantially completed within five months after the expiration of the sixty (60) day period referred to in Section 12.2 (which five-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                 ARTICLE XIII
                                 ------------

                                    DEFAULT
                                    -------


13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

               (i) Tenant shall fail to pay the Basic Rent, Tenant's Electrical Charge, Escalation Charges or other sums payable as additional charges hereunder when due and such failure shall continue for ten (10) days after written notice from Landlord; or

               (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

               (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

               (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

               (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

          (vi) If a Default of Tenant of the kind set forth in clauses (i) or
(ii) above shall occur and if either (a) Tenant shall cure such Default within the applicable grace period or (b) Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired, and an event which would constitute a similar Default if not cured within the applicable grace period shall occur more than once within the next 365 days, whether or not such event is cured within the applicable grace period;

then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

(d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic

Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

(e) In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same (but such free rent concessions shall be allocated over the entire term of the re-letting if the reletting extends beyond what would have been expiration of the Term of this Lease) and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv) or (a)(v) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

(g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder and/or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have unreasonably failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                                  ARTICLE XIV
                                  -----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, the Property or the Park, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or on the Property or on the Park above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

(b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other implied covenant.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.

(b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly. To the extent within its control, Landlord shall use good faith efforts to promptly restore any service or utility so curtailed or suspended.

(c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

(d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom. In exercising its rights under this Section (d), Landlord shall use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

(b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

(c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.7 RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. In establishing rules and regulations, Landlord shall not act in an arbitrary and capricious manner.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid:

If intended for Landlord, addressed to Landlord at Landlord's Original Address with a copy Addressed to Landlord at 730 Third Avenue, New York, New York 10017
Attention: Mr. Joseph Flanagan (or to such other address as may from time to time hereafter by designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder (or successor) and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder (or successor) may request, and Tenant hereby appoints such holder (or successor) as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder's (or successor) request.

In addition to and without limitation of the foregoing provisions of this
Section 14.15, in the event that there shall be a ground lease affecting the Property (whether now existing or hereafter created), at the option of the Lessor under such ground lease, this Lease shall not be cancelled or terminated in the event that any such ground lease is terminated prior to the expiration of its term. Upon such prior termination of any such ground lease and upon the request of the lessor under such ground lease, Tenant under this Lease shall make full and complete attornment to the Lessor under the ground lease by executing the form of agreement prepared by the Lessor under the ground lease and this Lease shall continue in full force and effect for the remainder of the Term of this Lease, as though it originally was made directly between the Lessor under the ground lease and the Tenant under this Lease.

Notwithstanding anything to the contrary contained in this Section 14.15 or in
Section 14.6 of this Lease, Tenant shall not be required to subordinate this Lease to any mortgage or the lien of any mortgage or sale and a leaseback, nor shall the subordination provided herein be self-operative unless the holder of such mortgage or ground lease, as the case may be, shall enter into an Agreement with Tenant, recordable, to the effect that in the event of foreclosure of, or similar action taken under, such mortgage or ground lease, Tenant's possession the Premises under this Lease shall not be terminated or disturbed by such mortgage holder or ground lessor or anyone claiming under such mortgage holder or a ground lessor, as the case may be, so long as Tenant shall not be in default under this Lease. The form of any such Agreement shall be the form reasonably required by any such mortgagee or ground lessor.

14.16 STATUS REPORT. Recognizing that Landlord and Tenant may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance of Tenant or Landlord hereunder, each party on the written request of the other party made from time to time, will within 20 days of any such request promptly furnish to such requesting party, or to any other third party designated by the requesting party, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT. Concurrently with the execution and delivery of this Lease, Tenant shall deposit the Security Deposit specified in Section 1.2 hereof and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. There then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance therewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at the Bank of Boston (but in no event greater than the maximum interest rate permitted by Law), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at the Bank of Boston (but in no event greater than the maximum interest rate permitted by Law) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration or earlier termination of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less than 150% of the sum of (i) Basic Rent and (ii) Escalation Charges in effect on the date immediately preceding such expiration or earlier termination date. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable (except there shall be no first offer rights, options to extend or options to purchase if any be contained in this Lease). The Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof and any hold-over by Tenant longer than three (3) months after expiration or earlier termination of the Term of this Lease, elect to treat such holding over in excess of three (3) months as an extension of the Term of this Lease for a period of up to one (1) year beginning on the last day of such three month period, as designated by Landlord, such extension to be on the terms and conditions set forth in this Section 14.19.

14.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds actually paid with respect thereto.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22  SUBSTITUTE SPACE.  Intentionally Omitted.

14.23 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than R.M. Bradley and Leggat McCall Properties Management, L.P. (the "Broker"), and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker).

14.24 SPECIAL TAXATION PROVISIONS. Landlord shall have the right at any time and from time to time, to unilaterally amend the provisions of this Lease if Landlord is advised by its Counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, or regulation issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the demised premises under the provisions of this Lease as so amended and provided further, that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive nor services of a lesser quality.

Anything contained in the foregoing provisions of this Lease (including, without limitation, Article 6 hereof) to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any other agreements shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

14.25 HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials. Hazardous Materials shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to

Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. SS 1251 et seq. (33 U.S.C. SS 1321) or listed pursuant to SS 307 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq. (42 U.S.C. SS 6903), (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SS 9601 et seq. (42 U.S.C. SS 9601), as amended, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises or may be the result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify and save Landlord harmless from any release or threat of release on the presence or existence of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere on the Property if caused by Tenant or persons acting under Tenant. The within covenants and indemnity shall survive the expiration or earlier termination of the Term of this Lease. Landlord expressly reserves the right to enter the Premises to perform regular inspections. Nothing contained in this Section 14.25 shall require Tenant to indemnify the Landlord with respect to Hazardous Materials present on the Premises or Property prior to Tenant taking possession of the Premises under this Lease. Landlord hereby represents and warrants to Tenant that Landlord has received no notices of any violation of the above-referenced Hazardous Waste Laws with respect to the Property.

14.26 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.27 SURVIVAL PROVISION. It is expressly understood and agreed that any indemnity provision contained in this Lease shall survive any expiration or earlier termination of this Lease.

14.28 AUTOMATIC EXPANSION OF PREMISES. (a) There is certain space, identified on Exhibit A as the "Expansion Space". Effective as of the Expansion Commencement Date, the Expansion Space shall be added to and included within the "Premises" for all purposes under the Lease without the requirement of any further attention on the part of either Landlord or Tenant and in such case, effective as of the Expansion Commencement Date, this Lease shall be deemed amended in the following respects (and if requested by Landlord, Tenant shall promptly execute and deliver an amendment to this Lease reflecting the matters herein set forth):

     (i) The Premises shall be deemed amended to include the Expansion Space within the Premises and the Premises shall be increased by 2,247 rentable square feet included in the Expansion Space to contain a total of 19,626 rentable square feet;

     (ii) Basic Rent per annum shall be increased as set forth in Section 1.2 hereof;

     (iii) the Escalation Factor shall be deemed increased as set forth in
Section 1.2 hereof and, accordingly, Tenant's monthly and annual payments on account of the Escalation Charges shall be increased to reflect the increase in the size of the Premises by virtue of the addition of the Expansion Space;

     (iv) The increases in the size of the Premises, Basic Rent, Escalation Factor and Escalation Charges as described in subparagraphs (i) through (iii) above shall become effective on the Expansion Commencement Date.

(b) As used in this Lease, the term "Expansion Commencement Date" shall mean January 1, 1997 . Notwithstanding the foregoing, if Tenant's personnel shall occupy or use all or any part of the Expansion Space for any purpose (storage, conduct of business or otherwise) prior to the Expansion Commencement Date, such date shall for all purposes of this Lease be the Expansion Commencement Date. The Tenant shall, upon demand of the Landlord, execute a certificate confirming the Expansion Commencement Date as it is determined in accordance with the provisions of this paragraph (b).

(c) At Landlord's option, that portion of Landlord's Work shown on Exhibit B which relates to the Expansion Space may be performed by Landlord at the time Landlord performs Landlord's Work in the original 17,379 square foot portion of the Premises.

14.29 OPTION TO EXTEND. Tenant shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Initial Term for one (1) additional consecutive period of either (i) three (3) years or (ii) five (5) years (hereinafter referred to as the "Extension Period"), provided that (a) Tenant shall give Landlord notice (an "Option Notice") of Tenant's exercise of such option at least nine (9) full calendar months prior to the expiration of the Initial Term (b) no Default of Tenant shall exist at the time of giving the applicable Option Notice and the commencement of the Extension Period and (c) the Original Tenant named herein is itself occupying the entire Premises both at the time of giving the applicable Option Notice and at the time of commencement of such Extension Period. Except for the amount of Basic Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the Term of this Lease shall be extended as aforesaid, except that there shall be no further options to extend the Term, no Automatic Expansion of the Premises nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. If Tenant shall give notice of its exercise of such option to extend in the manner and within the time period provided aforesaid, the Term of this Lease shall be extended upon the giving of each such Option Notice without the requirement of any further attention on the part of either Landlord or Tenant except as may be required in order to determine Basic Rent as hereafter set forth. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b) or (c) above. The Option Notice shall specify Tenant's election as to the length of the Extension Period (whether three (3) years or five (5) years). It is agreed and understood that the determination as to whether the Extension Period shall be three (3) years or five (5) years shall be made by Tenant at the time it shall provide Landlord with its Option Notice provided, however, that , if Tenant shall fail to specify the length of the Extension Period in Tenant's Option Notice then, the length of the Extension Period shall be deemed to be three (3) years.

If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Any termination of this Lease Agreement shall terminate the rights hereby granted Tenant.

The Basic Rent payable for each twelve (12) month period during the Extension Period shall be the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extension Period but in no event less than the Basic Rent per annum plus Escalation Charges payable for and with respect to the last 12 calendar months of the Initial Term. "Fair Market Rental Value" shall be computed as of the beginning of the Extension Period at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for extensions of existing leases then currently being negotiated or executed in comparable space and buildings located in the Park. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the Lease, location of the premises, location of the building, allowances or lack of allowances (if any), condition of the Premises and lease term.

Dispute as to Fair Market Value. Landlord shall initially designate the Fair Market Rental Value and shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within thirty
(30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration as follows: Fair Market Rental Value shall be determined by agreement between Landlord and Tenant but if Landlord and Tenant are unable to agree upon the Fair Market Rental Value at least ten (10) months prior to the date upon which the Fair Market Rental Value is to take effect, then the Fair Market Rental Value shall be determined by appraisal as follows: The Landlord and Tenant shall each appoint a Qualified Appraiser (as said term is hereinafter defined) at least nine (9) months prior to the commencement of the period for which Fair Market Rental Value is to be determined and shall designate the Qualified Appraiser so appointed by notice to the other party. The two appraisers so appointed shall meet within ten (10) days after both appraisers are designated in an attempt to agree upon the Fair Market Rental Value for the applicable Extension Period and if, within fifteen (15) days after both appraisers are designated, the two appraisers do not agree upon the Fair Market Rental Value, then each appraiser shall, not later than thirty
(30) days after both appraisers have been chosen, deliver a written report to both the Landlord and Tenant setting forth the Fair Market Rental Value as determined by each such appraiser taking into account the factors set forth in this Section 14.29. If the lower of the two determinations of Fair Market Rental Value as determined by such two appraisers is equal to or greater than 95% of the higher of the Fair Market Rental Value as determined by such two appraisers, the Fair Market Rental Value shall be deemed to be the average of such Fair Market Rental Value as set forth in such two determinations. If the lower determination of Fair Market Rental Value is less than 95% of the higher determination of Fair Market Rental Value, the two appraisers shall promptly appoint a third Qualified Appraiser and shall designate such third Qualified Appraiser by notice to Landlord and Tenant. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. If the two appraisers cannot agree on the identity of the third Qualified Appraiser at least three (3) months prior to commencement of the period for which Fair Market Rental Value is to be determined, then the third Qualified Appraiser shall be appointed by the American Arbitration Association ("AAA") sitting in Boston, Massachusetts and acting in accordance with its rules and regulations. The costs and expenses of the AAA proceeding shall be borne equally by the Landlord and Tenant. The third appraiser shall promptly make its own independent determination of Fair Market Rental Value for the Premises taking into account the factors set forth in this
Section 14.29 and shall promptly notify Landlord and Tenant of his determination. If the determinations of the Fair Market Rental Value of any two of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rental Value for the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two nearest in amount shall be deemed the Fair Market Rental Value. The Fair Market Rental Value of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. As used herein, the term "Qualified Appraiser" shall mean any disinterested person (a) who is employed by an appraisal firm of recognized competence in the greater Boston area, (b) who has not less than ten (10) years experience in appraising and valuing properties of the general location, type and character as the Premises, and (c) who is either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the Appraisal Institute (or any successor organization). Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "Failing Party"), the other party may serve notice on the Failing Party requiring the Failing Party to appoint its appraiser within ten (10) days of the giving of such notice and if the Failing Party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of Fair Market Rental Value shall be binding and conclusive upon Tenant and Landlord. If, for any reason, Fair Market Rental Value shall not have been determined by the time of commencement of the Extension Period and until such rent is determined, Tenant shall pay Basic Rent during the Extension Period in an amount (the "Interim Rent") as specified by Landlord's appraiser and upon receipt of a final determination of Fair Market Rental Value as hereinabove set forth, any overpayment or underpayment of Interim Rent shall be paid promptly to the party entitled to receive the same.

14.30 RIGHT OF FIRST OFFER. In the event that during the Initial Term, all or any portion of the space shown on Exhibit F to this Lease as the "First Offer Space" shall become "available for leasing" (as said term is hereafter defined), as determined by Landlord and provided that the "Offer Conditions" (as hereafter defined) are then satisfied, Landlord shall first offer (the "Offer") to lease all of the such available portion of the First Offer Space to Tenant upon terms and conditions specified by Landlord. If (a) within ten (10) days after Landlord provides the Offer to Tenant, Tenant does not unconditionally accept the Offer as to all of such space described in the Offer in writing and concurrently deposit one month's advanced rent and one month's security deposit with Landlord or (b) if Tenant accepts the Offer as aforesaid but does not execute and deliver a final fully executed Amendment to this Lease Agreement in form and substance satisfactory to Landlord within 14 days after acceptance of the Offer as aforesaid, Landlord shall be free to rent all or any part of such space to any party upon substantially similar terms and conditions as were set forth in the Offer and Tenant's Right of First Offer shall terminate as to all of the space described in such Offer.

As used herein the term "Offer Conditions" shall mean (i) that no Default of Tenant exist and be continuing either at the time Landlord provides Tenant with the Offer or at the time of acceptance of the Offer by Tenant and (ii) that Tenant shall have, during the 180 day period immediately preceding Landlords determination that all or any portion of the First Offer Space is "available for leasing", provided Landlord with written notice of its interest in leasing additional space and its request that Landlord provide Tenant with an Offer in the event that any such First Offer Space shall become "available for leasing".

As used herein, first Offer Space shall be deemed "available for leasing" by Landlord when, as determined by Landlord in its sole discretion, any Tenant then occupying the First Offer Space shall fail or refuse to exercise any option to extend or renew its lease or shall fail to negotiate and enter into a renewal or extension of its lease with Landlord for such portion of the First Offer Space.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

TENANT:                         LANDLORD:

COMPUTER NETWORK                TEACHERS REALTY CORPORATION
TECHNOLOGY CORPORATION

By:  /s/ Bruce T. Coleman       By:  /s/ Richard J. Usas
Its: President                  Its:   Director

                                   EXHIBIT A


This exhibit page of the lease is a picture layout of the office space indicating in general the initial building premises and expansion space offered to Computer Network Technology.

                                                    Exhibit B - page 1 of 3

This page 1 of Exhibit B is a picture layout of the office space indicating the detailed layout of the space offered to Computer Network Technology.

                                                    Exhibit B - page 2 of 3

                                LANDLORDS WORK
                                --------- ----
                            Westborough Office Park

                          Computer Network Technology
                          -------- ------- ----------

1. Carpet: Landlord will contribute $15/sq. yd. installed (including vinyl base).
     Cypress Point III by Shaw Commercial Carpet. Adhesive to be Shaw Subset 1000 Carpet Adhesive.
     Color:  To be selected from building standards

2. Base: Johnsonite 4" vinyl toeless at carpeted areas. Johnsonite 4" vinyl cove at VCT.
     Color: To be selected from building standards

3. VCT: Arrnstrong Imperial Texture "Standard Excelon" 12x12 (cove base installed with all VCT.) Adhesive to be Shaw Sureset 5000 Pressure Sensitive Vinyl Backed Carpet Adhesive.
     Color: To be selected from building standards

4. Paint: Sherwin Williams, paint all existing and new walls within the confines of the space.
     Color: To be selected from building standards

5. Ceiling: 2X2 tegular-edged tiles set at 9'-1-1/4" (at top of door frames.) Areas of existing grid and tile that are not disturbed by demolition of existing partitions will remain in place, and adjacent areas may require a soffit. Existing ceiling tiles will be re-used wherever practicable. Align new grid with existing (unless noted otherwise) and match existing grid color/finish/manufacturer.

          Tiles:  Celotex 24-4 # MT454
          Grid:   Chicago Metallic 2x2 standard 7/8 grid-white

6. Lighting: 2X2, 9-cell parabolic fluorescent fixtures. Existing stock fixtures will be reused wherever practicable, to be supplemented with new where required. New fixtures to match existing. Rewire and new switching at new enclosed offices.
     Fixtures by: Columbia #P4-222UG4-3 3333-LE-277V.

7. Doors, Frames & Hardware: 9'-0" cherry veneer shop pre-finished solid core doors in 1-1/4" bronze anodized aluminum frames with lever mortise passage sets in US26 (bright chrome) finish. Standard doors will be used at all interior and entrance locations. Provide lock sets at suite entry. PROVIDE 24" WIDE X 9'-0" HEIGHT SIDELIGHTS WITH 1/4" TEMPERED GLASS AT ALL OFFICES

8. Partitions: 2-1/2" metal studs with 5/8" wallboard on both sides and batt insulation. Interior partitions run to the underside of the hung ceiling. Demising partitions are 1-hour rated and run to the underside of the structural floor/roof decking above. Use TYPE X 5/8" wallboard. Corridor partitions run to the underside of the structural floor/roof decking above. Partitions to window mullions utilize RACO Alum. Wallcap #375 Series Bronze with compressed foam insulation. AREAS WHERE ADDITIONAL COOLING IS BEING PROVIDED, PARTITIONS RUN TO THE UNDERSIDE OF THE STRUCTURAL FLOOR/ROOF DECKING ABOVE.

DRAFT                           VERSION 3                        MAY 16, 1996

                                                 Exhibit B - page 3 of 3


LANDLORD WORK - Computer Network Technology

9. Window Treatment: existing building standard blinds will be re-used at all exterior windows. If any new or replacement blinds are required, they are to match existing. Blinds on interior windows are provided at tenants expense. Horizontal Levalor mini blinds - oyster white

10. Electrical: Open office areas with modular furniture will be power-wired as follows:
     Groups of cubicles adjacent to partitions will be provided with wire mold as shown on drawing Al. I. Other outlets to be added as shown on plan or if not shown as per all codes.
     PHONE ROOM ELECTRICAL REQUIREMENTS-
     (1) DEDICATED 120V/20 AMP DUPLEX OUTLET (FOR  PBX SYSTEM)
     (5) 208V/30AMP DEDICATED DUPLEX OUTLETS-NEMA L6-30
     (+/-16)BUILDING STANDARD DUPLEX OUTLETS @ 3'-0" O.C.

     COMPUTER ROOM ELECTRICAL REQUIREMENTS-
     (+/-32)BUILDING STANDARD DUPLEX OUTLETS @ 3'-0" O.C.
     POWER SUPPLY FOR (50) COMPUTER STATIONS @120V/6AMPS EA. (BUS DUCT OR WALL MOUNTED)

11. Mechanical: Extend existing duct work to new locations as layout requires. Relocate thermostat(s) as required. Provide new or relocate existing diffusers to provide building standard heating/cooling at all locations. PHONE ROOM HVAC REQUIREMEN'S
     35,000 BTU'S MAINTAINED 24HRS /DAY 70 DEGREES MAX. TEMP.
     ISOLATED ROOM TEMPERATURE CONTROL

     COMPUTER ROOM HVAC REQUIREMENTS
     50,000 BTU' MAINTAINED 24 HRS./DAY (50 MACHINES @ 1000 BTU'S EACH) ISOLATED ROOM TEMPERATURE CONTROL

12. Fire Protection & Life Safety: Provide new sprinkler heads, exit signs, emergency lights as layout requires and as per Westborough Fire Department.

13. INSTALL SINK, COUNTER, WALL AND BASE CABINETS (APPROX. 10 L.F.) IN KITCHEN AREA. Stock cabinets, as manufactured by Merillat, Mills Pride or equal. Provide standard laminate counter top.
     Color:  TO BE SELECTED FROM BUILDING STANDARDS

DRAFT                              VERSION 3                      MAY 16, 1996

                               EXHIBIT D (1700)

                              (Building Services)


1.   Heating and Cooling.  Landlord shall supply, on Business Days from
     8:00 a.m. to 5:30 p.m., heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding 2.3 watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor-such charges as may from time to time be in effect. The rate in effect as of the date of this Lease shall be $25.00 per hour, and shall be subject to increase or decrease thereafter to reflect increases or decreases thereafter in utility rates. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

2.   Cleaning.

A. Office Area

     Daily on Business Days:

     1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises; wash receptacles as necessary.

     2.  Sweep and dust mop all carpeted areas using a dust treated mop.

     3.  Vacuum all rugs and carpeted areas.

     4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

     5.  Wash clean all water fountains.

     6. Remove and dust under all desk equipment and telephones and replace same.

     7.  Wipe clean all brass and other bright work.

     8.  Hand dust all grill work within normal reach.

     9. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

     WEEKLY:

     1.  Dust coat racks, and the like.

     2. Remove all finger marks from private entrance doors, light switches and doorways.

     QUARTERLY:

     Render high dusting not reached in daily cleaning to include:

     1. Dusting all pictures, frames, charts, graphs, and similar wall hangings.

     2. Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.

     3. Dusting all pipes, ducts and high moldings.

     4. Dusting all venetian blinds.


B.  Lavatories

DAILY on Business Days:

     1. Sweep and damp mop floors.

     2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

     3.  Wash both sides of all toilet seats.

     4.  Wash all basins, bowls, and urinals.

     5.  Dust and clean all powder room fixtures.

     6.  Empty and clean paper towel and sanitary disposal receptacles.

     7. Remove waste paper and refuse.

     8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

     9. A sanitizing solution will be used in all lavatory cleaning.

       MONTHLY:

       1. Machine scrub lavatory floors.

       2. Wash all partitions and tile walls in lavatories.


C.  Main Lobby. Elevators. Building Exterior and Corridors

       DAILY on Business Days:

       1. Sweep and wash all floors.

       2. Wash all rubber mats.

       3. Clean elevators, wash or vacuum floors, wipe down walls and corridors.

       4. Spot clean any metal work inside lobby.

       5. Spot clean any metal work surrounding Building Entrance doors.

       MONTHLY:

       All resilient tile floors in public areas to be treated equivalent to spray buffing.

D.  Window Cleaning

    Windows of exterior walls will be washed quarterly. Windows of atrium will be washed as required.

E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

3.     Electrical Service.

     A. Landlord shall supply electricity to the Premises to meet a requirement not to exceed 1.8 watts per square foot of Premises Rentable Area for lighting plus 0.5 watts per square foot of Premises Useable Area for office machines through standard receptacles single-phase 120 volt alternating current (the "Basic Electrical Service") and Tenant agrees in its use of the Premises not to exceed such requirement and that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. Landlord shall purchase and install, at Tenant's expense (other than those in place as of the Commencement Date), all lamps, tubes, bulbs, starters and ballasts. Electricity used in the Premises shall be separately metered. Tenant shall pay the utility company directly. In order to assure that the foregoing requirements are not exceeded and to avert any possible adverse affect on the Building's electric system, Tenant shall not, without Landlord's prior written consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than office coffee makers, photocopiers, personal computers, Facsimile machines, typewriters, pencil sharpeners, adding machines, handheld or desk top calculators, dictaphones, clocks and radios. Landlord, at its option, may require separate metering and billing to Tenant for the electric power required for any special equipment (such as computers and photocopiers) that require either 3-phase electric power or any voltage other than 120.

     B. If Tenant shall require, demand, use or consume electricity in excess of the Basic Electric Service (the cost of which Landlord has not otherwise collected from Tenant pursuant to the foregoing provisions of this paragraph 3 of Exhibit D) Tenant shall, upon demand, reimburse Landlord, for the cost of such excess electricity. Further if (i) in Landlord's judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building's utility systems or additional cost on account thereof, as the case may be Tenant shall, upon demand, reimburse Landlord for all additional costs related thereto. Further, if Tenant requires electricity in excess of the quantity, voltage or connected load specified in Basic Electric Service, Landlord, upon written request from Tenant, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as Landlord may require to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord without affecting the Building or Landlord's plans therefor); provided that Landlord shall have no obligation to furnish any such excess electricity unless the same shall be permitted by applicable laws and insurance regulations and shall not cause or threaten permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with, or disturb other tenants or occupants of, the Building or interfere with Landlord's plans for the Building.

     C. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electricity is changed or is no longer available or suitable for Tenant's requirements. Landlord reserves the right to curtail, suspend, interrupt

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     and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty of obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. To the extent within its control, Landlord shall use good faith efforts to promptly restore any service or utility suspended or curtailed by the acts or omissions of Landlord.

4.  Other Services.

       Landlord shall also provide:

A. Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants in the Building.

B. Hot water for lavatory purposes and cold water (at temperatures supplied by the municipality in which the Property is located) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect same from Tenant as an additional charge.

C. Free access to the Premises on Business Days from 8:00 a.m. to 5:30 p.m., subject to restrictions based on emergency conditions and restricted access
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     at all other times under reasonable conditions imposed to provide security for the Building, and all other applicable provisions of this Lease.

D. A food and beverage service facility on the ground floor or the Building which will operate from 8:00 a.m. to 3:00 p.m. on Business Days. The facility will serve coffee and pastries in the morning and soup and a limited sandwich menu for lunch.

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                                   EXHIBIT E

(Items Included in Operating Expenses)

Without limitation, Operating Expenses shall include:

1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workman's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accounts, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties. In no event shall the foregoing expenses include those for any employee of Landlord or Manager above the level of Regional or Area Manager.

2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property, including without limitation fees, if any, imposed upon Landlord, or charged to the Property or the park, by the state or municipality in which the Property or the Park are located on account of the need of the Property or the park for increased or augmented public safety services.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, whether or not actually paid, or where managed by parties other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for reasonable legal and other professional fees relating to the

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     Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

5. Premiums for insurance against damage or loss to the Building from such damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not limited to insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year, an annual charge-off of such capital expenditure. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by tenants.

8. Amounts payable by Landlord as Landlord's contribution to the expenses of operation, repair, replacements, maintenance, cleaning, management and protection of common areas of the Park. Such amounts shall include, without limitation, utility charges, insurance and maintenance, repair and replacement of common utility systems, roadways, landscaping and snow plowing.

9. Amounts payable by Landlord as may be required to subsidize food service operations on the Premises or within the Park.

l0. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

11. Betterment assessments, provided the same are apportioned equally over the longest period permitted by law.

     Operating expenses shall not include:

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            A.   Leasing commissions payable for leasing space in the Building
            B.   Costs of improving space for Tenants of the Building
            C. Legal fees incurred by Landlord in enforcing leases against Tenants of the Building
            D.   Taxes

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                                   EXHIBIT F

     This exhibit page of the lease is a picture layout of the office space indicating in general the original building premises, expansion space, and first offer space offered to Computer Network Technology.

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